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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-168250

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 30, 2010)

6,800,000 Shares

Mattson Technology, Inc.

Common Stock

        We are offering 6,800,000 shares of our common stock. Our common stock is traded on The NASDAQ Global Select Market under the symbol "MTSN." On May 10, 2011, the last reported sale price for our common stock on The NASDAQ Global Select Market was $2.22 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

	Per Share	Total

Public Offering Price	$1.80	$12,240,000
Underwriting Discount	$0.11	$748,000
Proceeds, Before Expenses, to Mattson Technology	$1.69	$11,492,000

        We have granted the underwriters the right to purchase up to an additional 1,020,000 shares of our common stock to cover over-allotments.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

        We anticipate that delivery of the shares of common stock will be made on or about May 16, 2011.

Sole Book-Running Manager

Needham & Company, LLC

Co-Managers

Rodman & Renshaw, LLC	Roth Capital Partners

The date of this prospectus supplement is May 11, 2011.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information." We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any issuer free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Mattson Technology, Inc.'s business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the shares of our common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        Unless otherwise indicated or unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Mattson," "Mattson Technology," the "Company," "we," "us" and "our" refer to Mattson Technology, Inc.

S-ii

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in shares of our common stock. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the shares of our common stock is appropriate for you.

Our Company

        Mattson Technology designs, manufactures, markets, and globally supports semiconductor wafer processing equipment used in the fabrication of integrated circuits. Mattson Technology is a leading supplier of dry strip, rapid thermal processing (RTP) and etch equipment to the global semiconductor industry. Our dry strip, RTP and etch equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current and next-generation devices. Mattson Technology has recently introduced new products into the etch market targeting high-volume dielectric etch applications, and into the millisecond annealing market, a sub-sector of the RTP market.

        Since 2008, Mattson Technology began investing in organic expansion into the etch market, a market sector of the semiconductor equipment industry that is almost three times the size of the combined core markets of dry strip and RTP. Due to this strategic investment, Mattson Technology now participates in a significantly larger portion of the semiconductor wafer fabrication equipment market compared to the served available market before our investment in etch. Over the last two years, Mattson Technology focused on establishing new customer accounts in the etch market.

        Our customer base is diversified geographically and includes foundries, memory and logic device manufacturers. We have a global sales and support organization focused on developing strong, long-term customer relationships to build customer loyalty. We have design and manufacturing centers in the United States, Canada, Germany and South Korea. Our customer sales and support teams are located in China, Europe, Japan, South Korea, Singapore, Taiwan and the United States.

Corporate Information

        Mattson Technology, Inc. was incorporated in California in 1988 and reincorporated in Delaware in 1997. Our principal executive office is located at 47131 Bayside Parkway, Fremont, California 94538. Our telephone number is (510) 657-5900. Additional information about us is available on our website at www.mattson.com. The information contained in or linked to our website is not incorporated herein by reference.

THE OFFERING

Issuer	Mattson Technology, Inc.
Common stock offered	6,800,000 shares.
Over-allotment option	1,020,000 shares.
Common stock to be outstanding immediately after this offering	57,104,656 shares.
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. See "Use of Proceeds."

NASDAQ Global Select Market symbol	MTSN
Risk factors

Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the caption "Risk Factors" beginning on page S-3 of this prospectus supplement and the risks described in our annual and periodic reports incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The number of shares of our common stock to be outstanding immediately after this offering is based upon 50,304,656 shares outstanding as of April 3, 2011. The number of shares does not include 1,020,000 shares subject to the underwriters' over-allotment option and also excludes the following:

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  6,975,130 shares of our common stock issuable upon the exercise of stock options outstanding as of April 3, 2011, with a weighted average exercise price of $4.75 per share;

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  324,869 shares of our common stock issuable upon the release of restricted stock units outstanding as of April 3, 2011, with a weighted average grant date fair value of $3.53 per share;

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  1,543,960 shares of our common stock available for issuance or future grant pursuant to our stock plans as of April 3, 2011; and

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  2,883,795 shares of our common stock available for issuance pursuant to our employee stock purchase plan as of April 3, 2011.

RISK FACTORS

        An investment in the shares of our common stock involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market price of our common stock could decline due to any of these risks and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Relating to Our Business

We are dependent on our revenue and the success of our cost reduction measures to ensure adequate liquidity and capital resources during the next twelve months.

        As of April 3, 2011, we had an accumulated deficit of $560.8 million. We have incurred operating losses and generated negative cash flows for each of the last three years. As of April 3, 2011, we had cash, cash equivalents and restricted cash of $24.4 million and working capital of $48.5 million. Our operations require careful management of our cash and working capital balances. Our liquidity is affected by many factors including, among others, fluctuations in our revenue, gross profits and operating expenses, as well as changes in our operating assets and liabilities. The cyclicality of the semiconductor industry makes it difficult for us to predict our future liquidity needs with certainty. Any upturn in the semiconductor industry would result in short-term uses of our cash to fund inventory purchases and accounts receivable. Alternatively, any renewed softening in the demand for our products or ineffectiveness of our cost reduction efforts may cause us to incur additional losses in the future and lower our cash balances.

        We may need additional funds to support our working capital requirements, operating expenses or for other requirements. Historically, we have relied on a combination of fundraising from the sale and issuance of equity securities and cash generated from product, service and royalty revenues to provide funding for our operations. We periodically review our liquidity position and, in addition to the proceeds from this offering, we may seek to raise additional funds from a combination of sources including issuance of equity or debt securities through public or private financings. In the event additional needs for cash arise, we may also seek to raise these funds externally through other means, such as the sale of assets. The availability of additional financing will depend on a variety of factors, including among others, market conditions, the general availability of credit to the financial services industry and our credit ratings. As a consequence, these financing options may not be available to us on a timely basis, or on terms acceptable to us, and could be dilutive to our stockholders. Our current liquidity position may result in risks and uncertainties affecting our operations and financial position, including the following:

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  we may be required to reduce planned expenditures or investments;

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  we may be unable to compete in our newer or developing markets;

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  we may not be able to obtain and maintain normal terms with suppliers;

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  suppliers may require standby letters of credit before delivering goods and services, which will result in additional demands on our cash;

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  customers may delay or discontinue entering into contracts with us; and

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  our ability to retain management and other key individuals may be negatively affected.

        Failure to generate sufficient cash flows from operations, raise additional capital or reduce spending could have a material adverse effect on our ability to achieve our intended long-term business objectives.

We are dependent on a highly concentrated customer base, and any cancellation, reduction or delay of purchases by these customers could harm our business. Additionally, we may not achieve anticipated revenue levels if we are not selected as "vendor of choice" for new or expanded customer fabrication facilities.

        We derive most of our revenues from the sale of systems to a relatively small number of customers, which makes our relationship with each customer critical to our business. For example, in the years ended December 31, 2010, 2009 and 2008, our three largest customers accounted for 59 percent, 55 percent and 39 percent of our revenues, respectively. We currently depend on one customer for a significant portion of our revenues, and the loss of, or a significant reduction in, orders from this customer would significantly reduce our revenue and adversely impact our operating results. Because semiconductor manufacturers must make a substantial investment to install and integrate capital equipment into a semiconductor fabrication facility, these manufacturers will tend to choose semiconductor equipment manufacturers based on established relationships, product compatibility and proven performance. Customer order cancellations could result in the loss of anticipated sales without allowing us sufficient time to reduce our inventory and operating expenses. In addition, changes in forecasts or the timing of orders from customers could expose us to the risks of inventory shortages or excess inventory. This in turn could cause our operating results to fluctuate. If customer relationships are disrupted for inability to deliver sufficient products or for any other reason, it could have a significant negative impact on our business.

        A large percentage of our sales are concentrated among customers in the memory market, representing 60 percent and 54 percent of systems sales in the years ended December 31, 2010 and 2009, respectively. As a result, a downturn or an upturn in memory spending could impact us more than it would impact competitors who are more diversified with logic and foundry customers.

        Once a semiconductor manufacturer selects a particular vendor's capital equipment, the manufacturer generally relies upon equipment from this "vendor of choice" ("VOC") for the specific production line application. In addition, the semiconductor manufacturer frequently will attempt to consolidate other capital equipment requirements with the same vendors. Accordingly, we may face narrow windows of opportunity to be selected as the VOC by significant new customers. It may be difficult for us to sell to a particular customer for a significant period of time once that customer selects a competitor's product. If we are unable to achieve broader market acceptance of our systems and technology, we may be unable to maintain and grow our business and our operating results and financial condition will be adversely affected.

        Although we maintain a backlog of customer orders with expected shipment dates within the next 12 months, customers may request cancellations or delivery delays. Customers in some regions place orders a few weeks before the shipment. As a result, our backlog may not be a reliable indication of future revenues. If shipments of orders in backlog are cancelled or delayed, revenues could fall below our expectations and the expectations of market analysts and investors.

We may not be able to continue to successfully compete in the highly competitive semiconductor equipment industry.

        The semiconductor equipment industry is both highly competitive and subject to rapid technological change. Significant competitive factors include the following:

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  system performance;

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  cost of ownership;

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  size of the installed base;

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  breadth of product line;

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  delivery speed; and

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  customer support.

        Competitive pressure has been increasing in several areas. In addition to increased price competition, customers are waiting to make purchase commitments based on their end-user demand, which are then placed with requests for rapid delivery dates and increased product support. Some of our major competitors are larger than we are, have greater capital resources and may have a competitive advantage over us by virtue of having:

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  broader product lines;

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  longer operating history;

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  greater experience with high-volume manufacturing;

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  substantially larger customer bases;

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  the ability to reduce price through product bundling; and

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  substantially greater customer support, financial, technical and marketing resources.

        Growth in the semiconductor equipment industry is increasingly concentrated in the largest companies, resulting in increasing industry consolidation. Semiconductor companies are consolidating their vendor base and prefer to purchase from vendors with a strong, worldwide support infrastructure.

        In addition, to expand our sales we must often displace the systems of our competitors or sell new systems to customers of our competitors. Our competitors may develop new or enhanced competitive products that offer price or performance features that are superior to our systems. Our competitors may also be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion, sale and on-site customer support of their product lines. We may not be able to maintain or expand our sales if competition increases and we are unable to respond effectively.

The recent natural disaster in Japan could disrupt our customers' and suppliers' operations and adversely affect our results of operations.

        Certain of our customers and suppliers have headquarters and/or manufacturing facilities in Japan that have closed or limited operations resulting from the recent earthquake and tsunami in Japan. In addition, our customers' and suppliers' supply chains and customer-base may be affected by the consequences of the natural disaster that has affected Japan, which have included rolling blackouts, decreased access to raw materials, limited ability to ship inventory and the risk of nuclear contamination. As a result, our customers in Japan, as well as our customers who depend on their customer-base and suppliers in Japan, may defer, delay, cancel or otherwise not place orders with us, and our suppliers may defer, delay, cancel or otherwise not deliver components or subassemblies to us, each of which would cause our revenues to decline in the second and third quarters of 2011 and negatively impact our results of operations.

The cyclical nature of the semiconductor industry has caused us to experience losses and reduced liquidity, and it may continue to negatively impact our financial performance.

        The semiconductor equipment industry is highly cyclical and periodically has severe and prolonged downturns, which causes our operating results to fluctuate significantly. We are exposed to the risks associated with industry overcapacity, including decreased demand for our products and increased price competition.

        The semiconductor industry has historically experienced periodic downturns due to general economic changes or due to capacity growth temporarily exceeding growth in demand for semiconductor devices. Our business depends, in significant part, upon capital expenditures by manufacturers of semiconductor devices, including manufacturers that open new or expand existing facilities. Periods of overcapacity and reductions in capital expenditures by our customers cause decreases in demand for our products. This could result in significant under utilization in our factories. If existing customer fabrication facilities are not expanded and new facilities are not built, we may be unable to generate significant new orders and sales for our systems. During periods of declining demand for semiconductor manufacturing equipment, our customers typically reduce purchases, delay delivery of ordered products and/or cancel orders, resulting in reduced revenues and backlog, delays in revenue recognition and excess inventory for us. Increased price competition may also result as we compete for the smaller demand in the market, causing pressure on our gross margin and net income.

The weakness in the global economy during 2008 and 2009 and the relatively modest recovery exhibited during 2010 may continue to negatively impact our financial performance.

        The recessionary conditions of 2008 and 2009 in the global economy and the slowdown in the semiconductor industry impacted customer demand for our products and correspondingly, negatively impacted our financial performance. While the global economy has seen a modest recovery during 2010, there remains high unemployment in developed countries, concerns regarding the availability of credit and uncertainty about a sustained economic recovery. We cannot ensure that any of the economic improvements during 2010 will be sustainable or sufficient to extend to our specific operations or markets.

        Demand for semiconductor equipment depends on consumer spending. Continued economic uncertainty may lead to a decrease in consumer spending and may cause certain of our customers to cancel or delay orders. In addition, if our customers have difficulties in obtaining capital or financing, this could result in lower sales. Customers with liquidity issues could lead to charges to our bad debt expense if we are unable to collect accounts receivables. These conditions could also affect our key suppliers, which could affect their ability to supply parts to us, and result in delays of the completion of our systems and the shipment of these systems to our customers.

        Because of the economic downturn and the uncertainty of a full recovery, we may have to take further actions to reduce costs, which could reduce our ability to invest in research and development at levels we believe are desirable. If we are unable to effectively align our cost structure with prevailing market conditions, we will experience additional losses and additional reductions in our cash and cash equivalents. If we are not able to suitably adapt to these economic conditions in a timely manner or at all, our performance, cash flows, results of operations and ability to access capital could be materially and adversely impacted.

We must continually anticipate technology trends, improve our existing products and develop new products in order to be competitive. The development of new or enhanced products involves significant risks, additional costs and delays in revenue recognition. Technical and manufacturing difficulties experienced in the introduction of new products could be costly and could adversely affect our customer relationships.

        The markets in which our customers and we compete are characterized by rapidly changing technology, evolving industry standards and continuous improvements in products and services. Consequently, our success depends upon our ability to anticipate future technology trends and customer needs, to develop new systems and processes that meet industry standards and customer requirements and that compete effectively on the basis of price and performance.

        Our development of new products involves significant risk, since the products are very complex and the development cycle is long and expensive. The success of any new system we develop and introduce is dependent on a number of factors, including our ability to correctly predict customer requirements for new processes, to assess and select the potential technologies for research and development and to timely complete new system designs that are acceptable to the market. We may make substantial investments in new technologies before we can know whether they are technically or commercially feasible or advantageous, and without any assurance that revenue from future products or product enhancements will be sufficient to recover the associated development costs. Not all development activities result in commercially viable products. We may not be able to improve our existing systems or develop new technologies or systems in a timely manner. We may exceed the budgeted cost of reaching our research, development and engineering objectives, and planned product development schedules may require extension. Any delays or additional development costs could have a material adverse effect on our business and results of operations.

        Our products are complex, and we may experience technical or manufacturing inefficiencies, delays or difficulties in the prototype introduction of new systems and enhancements, or in achieving volume production of new systems or enhancements that meet customer requirements. Our inability, or the inability of our outsourced partners, to overcome such difficulties, to meet the technical specifications of any new systems or enhancements or to manufacture and ship these systems or enhancements in volume and in a timely manner would materially adversely affect our business and results of operations, as well as our customer relationships.

        Our revenue recognition policies require that during the initial evaluation phase of a new product, customer acceptance needs to be obtained before we can recognize revenue on the product. Customer acceptances may not be completed in a timely manner for a variety of reasons, whether or not related to the quality and performance of our products. Any delays in customer acceptance may result in revenue recognition delays and have an adverse impact on our results of operations.

        We may from time to time incur unanticipated costs to ensure the functionality and reliability of our products early in their life cycles, and such costs can be substantial. If we encounter reliability or quality problems with our new products or enhancements, we could face a number of difficulties, including reduced orders, higher manufacturing costs, delays in collection of accounts receivable and additional service and warranty expenses, all of which could materially adversely affect our business and results of operations. The costs associated with our warranties may be significant, and in the event our projections and estimates of these costs are inaccurate, our financial performance could be seriously harmed. In addition, if we experience product failures at an unexpectedly high level, our reputation in the marketplace could be damaged, and our business would suffer.

Significant fluctuations in our operating results are difficult to predict due to our lengthy sales cycle, and our results may fall short of anticipated levels, which could cause our stock price to decline.

        Sales of our systems depend upon the decision of a prospective customer to increase or replace manufacturing capacity, typically involving a significant capital commitment. Accordingly, the decision to purchase our systems requires time-consuming internal procedures associated with the evaluation, testing, implementation and introduction of new technologies into our customers' manufacturing facilities. Even after the customer determines that our systems meet their qualification criteria, we may experience delays finalizing system sales while the customer obtains approval for the purchase, constructs new facilities or expands its existing facilities. Consequently, the time between our first contact with a customer regarding a specific potential purchase and the customer's placing its first order may last from nine to twelve months or longer. We may incur significant sales and marketing expenses during this evaluation period. In addition, the length of this period makes it difficult to accurately forecast future sales. Also, any unexpected delays in orders could impact our revenue and operating results. If sales forecasted from a specific customer are not realized, we may experience an unplanned shortfall in revenues, and our quarterly and annual revenue and operating results may fluctuate significantly from period to period.

        Our quarterly and annual revenue and operating results have varied significantly in the past and are likely to vary significantly in the future, which makes it difficult for us to predict our future operating results. We incurred significant net losses between 2001 and 2003, yet were profitable for each of the years 2004 to 2007. Again, we incurred net losses for the years ended December 31, 2008, 2009 and 2010, of $92.2 million, $67.0 million and $33.4 million, respectively, due to declining demand as a result of the weakness in the semiconductor equipment market and the global economic crisis. In the quarter ended April 3, 2011 we also incurred a net loss of $6.3 million. We may not achieve profitability in future years. We will need to generate significant sales to achieve profitability, and we may not be able to do so. A substantial percentage of our operating expenses are fixed in the short term and we may continue to be unable to adjust spending to compensate for shortfalls in revenues. As a result, we may continue to incur losses, which could cause the price of our common stock to decline further or remain at a low level for an extended period of time.

We are highly dependent on international sales, and face significant international business risks.

        International sales accounted for 95 percent, 92 percent and 91 percent of our net sales in the years ended December 31, 2010, 2009 and 2008, respectively. We anticipate international sales will continue to account for the vast majority of our future net sales. Asia has been a particularly important region for our business, and we anticipate that it will continue to be important going forward. Our sales to customers located in China, Japan, South Korea, Taiwan and other Asian countries accounted for 90 percent, 82 percent, and 81 percent of our net sales in the years ended December 31, 2010, 2009 and 2008, respectively. Because of our continuing dependence upon international sales, we are subject to a number of risks associated with international business activities, including:

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  burdensome governmental controls, laws, regulations, tariffs, taxes, restrictions, embargoes or export license requirements;

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  unexpected changes in laws or regulations prompted by economic stress, such as protectionism, and other attempts to rectify real or perceived international trade imbalances:

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  exchange rate volatility;

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  the need to comply with a wide variety of foreign and U.S. customs and export laws;

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  political and economic instability;

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  government-sponsored competition;

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  differing labor regulations;

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  reduced protection for, and increased misappropriation of, intellectual property;

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  difficulties in accounts receivable collections;

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  increased costs for product shipments and potential difficulties from shipment delays;

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  difficulties in managing distributors or representatives; and

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  difficulties in staffing and managing foreign subsidiary operations.

        Many of the challenges noted above are applicable in China, which is a developing market for the semiconductor equipment industry and therefore an area of potential significant growth for our business. The required export licenses to supply any of our export controlled products to Chinese customers may be denied by U.S. export control authorities, and as the business volume between China and the rest of the world grows, there is inherent risk, based on the complex relationships between

China, Taiwan, Japan, South Korea and the United States, that political and diplomatic influences might lead to trade disruptions which would adversely affect our business with China and/or Taiwan and perhaps the entire Asian region. A significant trade disruption in these areas could have a material adverse impact on our future revenue and profits.

        In addition, we are subject to a number of risks specific to doing business and selling our products in South Korea, including among other things, substantial competition from local sources, our ability to obtain or retain the requisite legal permits to continue to sell or continue operations in the country and political instability due to tension and any conflict among North Korea, South Korea and the United States. In the event that we become subject to any of these risks, our business and results of operations could be materially adversely affected.

        In the U.S. and Asia, our sales to date have been denominated primarily in U.S. dollars; however future sales to Asian customers may be denominated in the customer's local currency. Our sales to date in Europe have been denominated in various currencies, primarily U.S. dollars and the Euro. Our sales in foreign currencies are subject to risks of currency fluctuation. For U.S. dollar sales in foreign countries, our products may become less price competitive when the local currency is declining in value compared to the dollar. This could cause us to lose sales or force us to lower our prices, which would reduce our gross margins.

Because of competition for qualified personnel, we may not be able to recruit or retain necessary personnel, which could impede development or sales of our products.

        Our growth will depend on our ability to attract and retain qualified, experienced employees. Our ability to attract employees may be harmed by our recent financial losses, which has impacted our available cash and our ability to provide performance-based annual cash incentives. Also, part of our total compensation program includes share-based compensation. Share-based compensation is an important tool in attracting and retaining employees in our industry. If the market price of our common shares declines or remains low, it may adversely affect our ability to attract or retain employees.

        During periods of growth in the semiconductor industry, there is substantial competition for experienced engineering, technical, financial, sales and marketing personnel in our industry. In particular, we must attract and retain highly skilled design and process engineers. If we are unable to retain existing key personnel, or attract and retain additional qualified personnel, we may from time to time experience inadequate levels of staffing to develop and market our products and perform services for our customers. As a result, our growth could be limited, we could fail to meet our delivery commitments or we could experience deterioration in service levels or decreases in customer satisfaction.

The price of our common stock has fluctuated in the past and may continue to fluctuate significantly in the future, which may lead to losses by investors, securities litigation, or hostile or otherwise unfavorable takeover offers.

        The market price of our common stock has been highly volatile in the past, and our stock price may decline in the future. For example, for the 15 months ended April 3, 2011, the price range for our common stock was $1.93 to $5.52 per share.

        The relatively low stock price makes us attractive to hedge funds and other short-term investors. This could result in substantial volatility of the stock price and cause fluctuations in trading volumes for our stock. In addition, in recent years the stock market in general, and the market for shares of high technology stocks in particular, have experienced extreme price fluctuations. These fluctuations have frequently been unrelated to the operating performance of the affected companies. In the past, securities class action litigation has often been instituted against a company following periods of volatility in its stock price. This type of litigation, if filed against us, could result in substantial costs and divert our management's attention and resources.

        Our stock price has been below the five-year peak of $11.90 for several years, and if revenue does not return to the peak 2007 levels or we do not return to profitability in the near term, we could be an attractive target for acquisition or be impacted by mergers or acquisition by another company or consolidation in the industry. An acquisition or merger could be hostile or on terms unfavorable to us, and may result in substantial costs and potential disruption to our business.

We are subject to significant risks related to our manufacturing operations.

        We are increasingly outsourcing manufacturing and logistics activities to third-party service providers, which decrease our control over the performance of these functions and quality of our products.

        We have outsourced core product manufacturing and spare parts logistics functions to third-party service providers, and may outsource more of those functions in the future. While we expect to achieve operational flexibility and cost savings as a result of this, outsourcing has a number of risks and reduces our control over the performance of the outsourced functions. We may continue to outsource more of our products, and there could be a risk of additional production delays during the transition period as we move such production to our service providers, which could result in delayed revenue recognition. Significant performance problems by these third-party service providers could result in cost overruns, delayed deliveries, shortages, quality issues or other problems that could result in significant customer dissatisfaction and could materially and adversely affect our business, financial condition and results of operations.

        If for any reason one or more of these third-party service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and in a timely manner, our ability to deliver our products or spare parts to our customers could be severely impaired. Where we have not qualified a second vendor to manufacture a certain product, we would quickly need to identify and qualify substitute service providers or increase our internal capacity, which could be expensive and time-consuming, and could result in unforeseen operational problems and late deliveries to our customers. Substitute service providers might not be available, or, if available, might be unwilling or unable to offer services on acceptable terms.

        Under certain of our agreements with third-party outsourced providers, we are required to purchase minimum levels of production from such providers and may be liable to purchase inventory of assemblies and modules that exceed customer demand for such products. Conversely, if customer demand for our products increases, we may be unable to secure sufficient additional capacity from our current service providers on commercially reasonable terms, if at all. Our requirements are expected to represent a small portion of the total capacities of our third-party service providers, and they may preferentially allocate capacity to other customers, or face part shortages even during periods of high demand for our products. In addition, such manufacturers could suffer financial difficulties or disruptions in their operations due to causes beyond our control.

        We depend upon a limited number of suppliers for some components and subassemblies, and supply shortages or the loss of these suppliers could result in increased cost or delays in the manufacture and sale of our products.

        We rely, to a substantial extent, on outside vendors to provide many of the components and subassemblies of our systems. We obtain some of these components and subassemblies from a sole source or a limited group of suppliers. We generally acquire these components on a purchase order basis and not under long-term supply contracts. Because of our anticipated reliance on outside vendors generally, and on a sole or a limited group of suppliers in particular, we may be unable to obtain an adequate supply of required components. When demand for semiconductor equipment is strong, our suppliers may have difficulty providing components on a timely basis.

        In addition, during periods of shortages of components, we may have reduced control over pricing and timely delivery of components. We often quote prices to our customers and accept customer orders for our products prior to purchasing components and subassemblies from our suppliers. If our suppliers increase the cost of components or subassemblies, we may not have alternative sources of supply and may no longer be able to increase the cost of the system being evaluated by our customers to cover all or part of the increased cost of components.

        The manufacture of some of these components is an extremely complex process and requires long lead times. If we are unable to obtain adequate and timely deliveries of our required components, we may have to seek alternative sources of supply or manufacture such components internally. This could delay our ability to manufacture or ship our systems in a timely manner, causing us to lose sales, incur additional costs, delay new product introductions and harm our reputation. Historically, we have not experienced any significant delays in manufacturing due to an inability to obtain components, and we are not currently aware of any specific problems regarding the availability of components that might significantly delay the manufacturing of our systems in the future, however, certain suppliers may be affected by the consequences of the natural disaster that has affected Japan and we are unable to predict the impact, if any, this will have on our business. Any inability to obtain adequate deliveries, or any other circumstance that would require us to seek alternative sources of supply or to manufacture such components internally, could delay our ability to ship our systems and could have a material adverse effect on us.

        Our gross margins may be impacted if we do not effectively manage our inventory and associated inventory reserves.

        We need to manage our inventory of component parts, work-in-process and finished goods effectively to meet customer delivery demands at an acceptable risk and cost. For both the inventories that support manufacture of our products and our spare parts inventories, if the anticipated customer demand does not materialize in a timely manner, we will incur increased carrying costs and some inventory could become excess or obsolete, resulting in write-offs, which would adversely affect our cash position and results of operations. In the past, we have recorded inventory valuation charges for excess and obsolete inventory of $0.8 million in 2010, $14.2 million in 2009, and $7.1 million in 2008. The sale of this inventory during periods of increasing revenue could temporarily impact our gross margins favorably due to the adjusted carrying value of this inventory, and could result in future unpredictability in our gross margin estimates.

        Our gross margins for sales of products that we manufacture in Germany and/or South Korea may fluctuate due to changes in the value of the Euro and South Korean won.

        We develop and manufacture a significant portion of our products in Germany, where our costs for labor and materials are primarily denominated in Euros, and anticipate increased manufacturing activities in South Korea in 2011, where our costs for labor are primarily denominated in won. Future increases in the strength of the Euro or won, if any, could increase our development costs, our costs to manufacture systems, and our costs to purchase spare parts for products from our suppliers, which would make it more difficult to for us to compete and could adversely affect our results of operations.

        We manufacture many of our products at two primary manufacturing facilities and are thus subject to risk of disruption.

        Although we outsource the manufacturing for certain of our products to third parties, we continue to produce our latest generation products at our two principal manufacturing plants in Fremont, California and Dornstadt, Germany. We have limited ability to interchangeably produce our products at either facility, and in the event of a disruption of operations at one facility, our other facility would not be able to make up the capacity loss. Our operations are subject to disruption for a variety of reasons, including, but not limited to, natural disasters, including earthquakes in California, work stoppages, operational facility constraints and terrorism. Such disruption could cause delays in shipments of products to our customers, result in cancellation of orders or loss of customers and seriously harm our business.

        We self-insure certain risks including earthquake risk. If one or more of the uninsured events occurs, we could suffer major financial losses.

        We purchase insurance to help mitigate the economic impact of certain insurable risks; however, certain other risks are uninsurable or are insurable only at significant cost or cannot be mitigated with insurance. An earthquake could significantly disrupt our principal manufacturing operations in Fremont, California, an area highly susceptible to earthquakes. It could also significantly delay our research and development efforts on new products, a significant portion of which is conducted in California. While we take steps intended to minimize the damage that would be caused by an earthquake, there is no certainty that our efforts will prove successful in the event of an earthquake. We self-insure earthquake risks because we believe this is a prudent financial decision based on the high cost and limited coverage available in the earthquake insurance market. If a major earthquake occurs, we could suffer a major financial loss and face significant disruption in our business.

We are exposed to various risks relating to compliance with the regulatory environment in the countries in which we operate. We are subject to export control laws and noncompliance could result in fines, adverse publicity and restrictions on our ability to export our products. We are exposed to several material contracts, non-performance of which could result in liquidated damages.

        We are subject to various risks related to (1) disagreements and disputes between national and regional regulatory agencies related to international trade; (2) new, inconsistent and conflicting rules by regulatory agencies in the countries in which we operate; and (3) interpretation and application of different laws and regulations. If we are found by a court or regulatory agency to not be in compliance with the laws and regulations, our business, financial condition and results of operations could be adversely affected.

        As an exporter, we must comply with various laws and regulations relating to the export of products and technology from the U.S. and other countries having jurisdiction over our operations. In the U.S. these laws include the International Traffic in Arms Regulations ("ITAR"), the Export Administration Regulations ("EAR") administered by the Bureau of Industry and Security ("BIS"), and trade sanctions against embargoed countries and destinations administered by the U.S. Department of Treasury, Office of Foreign Assets Control ("OFAC"). These laws govern products, parts, technology and software which present military or weapons proliferation concerns, so-called "dual use" items. Prior to shipping certain items, we must obtain an export license or verify that license exemptions are available. In addition, we must comply with certain requirements related to documentation, record keeping, plant visits and hiring of foreign nationals. In 2008, we self-disclosed to BIS certain inadvertent EAR violations and this matter is pending with BIS. Any failures to comply with these laws and regulations could result in fines, adverse publicity and restrictions on our ability to export our products, and repeat failures could carry more significant penalties.

        We are a party to several governmental and private-party contracts that provide for liquidated damages in the event that we fail to comply with the covenants or requirements under any of these contracts. These liquidated damage payments could be significant and we could incur significant legal fees if we were to renegotiate these contracts. Any such damage amounts or legal expenses may adversely impact our financial condition or results of operations.

If we are unable to protect our intellectual property, we may lose valuable assets and experience reduced market share. Efforts to protect our intellectual property may be costly to resolve, require additional costly litigation and could divert management attention. Our obligation to indemnify customers increases during a downturn.

        We rely on a combination of patents, copyrights, trademark and trade secret laws, non- disclosure agreements, and other intellectual property protection methods to protect our proprietary technology. Despite our efforts to protect our intellectual property, we may from time to time be subject to claims of infringement of other parties' patents or other proprietary rights. If this occurs, we may not be able to prevent the use of such technology. Our means of protecting our proprietary rights may not be adequate and our patents may not be sufficiently broad to protect our technology. Any patents owned by us could be challenged, invalidated or circumvented and any rights granted under any patent may not provide adequate protection to us.

        Furthermore, we may not have sufficient resources to protect our rights. As we outsource more of our activities, we are less able to protect our intellectual property ourselves, and rely more on our service providers to do so. Our service providers may not always be able to assure that their employees or former employees do not use our intellectual property for their own account to compete with us. Our competitors may independently develop similar technology, or design around patents that may be issued to us. In addition, the laws of some foreign countries may not protect our proprietary rights to as great an extent as do the laws of the United States and it may be more difficult to monitor the use of our products in such foreign countries. As a result of these threats to our proprietary technology, we may have to resort to costly litigation to enforce our intellectual property rights.

        On occasion we receive notification from customers who believe that we are required to indemnify them or we have other financial obligations to them because of claims of intellectual property infringement made against them by third parties. Our involvement in any patent dispute or other intellectual property dispute or action to protect trade secrets, even if the claims are without merit, could be very expensive to defend and could divert the attention of our management. Adverse determinations in any litigation could subject us to significant liabilities to third parties, require us to seek costly licenses from third parties and prevent us from manufacturing and selling our products. Royalty or license agreements, if required, may not be available on terms acceptable to us, or at all. Any of these situations could have a material adverse effect on our business and operating results in one or more countries.

        Our commercial relationships with customers become more risky when market conditions give each customer greater leverage in negotiating with us. In the normal course of business, we indemnify customers with respect to certain matters, for example if our tool infringes the intellectual property rights of any third party or if we breach any promise in our contract with the customer. During downturns in general or industry specific economic conditions, our customers may require that the extent and scope of our obligation to indemnify them be expanded. In the future, we may be compelled to enter into or accrue for settlements under such indemnification provisions. We may be compelled in the future to enter into or accrue for settlements of alleged indemnification obligations. Our financial performance could be materially adversely affected if we expend significant amounts in defending or settling any purported claims.

Our failure to comply with environmental or safety regulations could result in substantial liability.

        We are subject to a variety of federal, state, local and foreign laws, rules, and regulations relating to environmental protection and workplace safety. These laws, rules and regulations govern the use, storage, discharge and disposal of hazardous chemicals during manufacturing, research and development and sales demonstrations, as well as governmental standards for workplace safety. If we fail to comply with present or future regulations, especially in our manufacturing facilities in the United

States, Germany, Canada and South Korea, we could be subject to substantial liability for cleanup efforts, personal injury, fines or suspension or cessation of our operations. We may be subject to liability if our acquired companies have past violations. Restrictions on our ability to expand or continue to operate our present locations could be imposed upon us, we could be required to acquire costly remediation equipment or incur other significant expenses.

Any future business acquisitions or divestitures may disrupt our business, diminish stockholder value or distract management attention.

        As part of our ongoing business strategy, we may consider acquisitions of, or significant investments in, businesses that offer products, services and technologies complementary to our own. Such acquisitions could materially adversely affect our operating results and/or the price of our common stock. Acquisitions also entail numerous risks, including:

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  difficulty of assimilating the operations, products and personnel of the acquired businesses and possible impairments caused by this;

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  potential disruption of our ongoing business;

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  unanticipated costs associated with the acquisition;

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  inability of management to manage the financial and strategic position of acquired or developed products, services and technologies;

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  inability to maintain uniform standards, controls, policies and procedures; and

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  impairment of relationships with employees and customers that may occur as a result of integration of the acquired business.

        To the extent that shares of our stock or other rights to purchase stock are issued in connection with any future acquisitions, dilution to our existing stockholders will result, and our earnings per share may suffer. Any future acquisitions may not generate additional revenue or provide any benefit to our business, and we may not achieve a satisfactory return on our investment in any acquired businesses.

        We may also seek to divest of certain assets or businesses from time to time, especially if we need additional liquidity or capital resources. When we make a decision to sell assets or a business, we may encounter difficulty completing the transaction as a result of a range of possible factors such as new or changed demands from the buyer. These circumstances may cause us to incur additional time or expense or to accept less favorable terms, which may adversely affect the overall benefits of the transaction.

        Acquisitions, divestitures, and other transactions are inherently risky, and we cannot provide any assurance that our previous or future transactions will be successful. The inability to effectively manage the risks associated with these transactions could materially and adversely affect our business, financial condition or results of operations.

Changes in tax rates or tax liabilities could affect results.

        We are subject to taxation in the United States and various other countries. Significant judgment is required to determine and estimate worldwide tax liabilities. Our future annual and quarterly tax rates could be affected by numerous factors, including changes in the applicable tax laws, composition of earnings in countries with differing tax rates or our valuation and utilization of deferred tax assets and liabilities. In addition, we are subject to regular examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of favorable or unfavorable outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. Although we believe our tax estimates are reasonable, there can be no assurance that any final determination will not be materially different from the treatment reflected in our historical income tax provisions and accruals, which could materially and adversely affect our results of operations.

We may be required to record additional impairment charges that will adversely impact our results of operations.

        We review our goodwill and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable, and also review goodwill balances annually. For example, during the year ended December 31, 2008, we recorded impairment charges of $18.1 million and $6.6 million related to the write-off of goodwill and certain intangible assets, respectively. The write-offs were triggered by the significant decline in our revenue and cash flows. The resulting assessment indicated a material decline in our market valuation and projected revenues, causing a decrease in the anticipated future cash flows attributable to these assets relative to the cash flow expectations when the assets were acquired. In the event that we determine in a future period that impairment of our intangible assets exists for any reason, we would record additional impairment charges in the period such determination is made, which would adversely impact our financial position and results of operations.

Risks Related to This Offering

The market value of our common stock may fluctuate and could be substantially affected by various factors.

        The price of our common stock on The NASDAQ Global Select Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. If the market price of our common stock declines, the per share value of the common stock you purchase will decline. Our share price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include, among others:

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  actual or anticipated variations in earnings, financial or operating performance or liquidity;

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  changes in analysts' recommendations or projections;

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  failure to meet analysts' projections;

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  general economic and capital market conditions;

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  announcements of developments related to our business;

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  operating and stock performance of other companies deemed to be peers;

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  actions by government regulators; and

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  news reports of trends, concerns and other issues related to us or our industry, including changes in regulations.

        The price of our common stock may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market price declines or market volatility in the future could adversely affect the price of our common stock, and the current market price of our common stock may not be indicative of future market prices.

Purchasers in this offering will experience immediate dilution in the net tangible book value of their investment.

        Purchasers of our common stock in this offering will experience an immediate dilution in the net tangible book value of the common stock purchased in this offering because the price per share of common stock in this offering is substantially higher than the net tangible book value of each share of common stock outstanding immediately after this offering. Our net tangible book value as of April 3, 2011 was approximately $58 million, or approximately $1.15 per share of common stock. See "Dilution" in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

        We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of any net proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

If we raise additional capital in the future, your ownership in us could be diluted.

        Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of our common stock in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our common stock.

We do not intend to pay dividends for the foreseeable future.

        We have never paid cash dividends on our common stock and have no present plans to pay cash dividends. We intend to retain all future earnings for use in our business.

Our restated certificate of incorporation and restated bylaws, our stockholder rights plan and Delaware law contain provisions that could discourage transactions resulting in a change in control, which may negatively affect the market price of our common stock.

        Our restated certificate of incorporation, our restated bylaws, our stockholder rights plan and Delaware law contain provisions that might enable our management to discourage, delay or prevent a change in control. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. Pursuant to such provisions:

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  our board of directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as "blank check" preferred stock, with rights senior to those of common stock;

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  our board of directors is staggered into three classes, only one of which is elected at each annual meeting;

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  stockholder action by written consent is prohibited;

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  nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements;

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  certain provisions in our bylaws and certificate of incorporation such as notice to stockholders, the ability to call a stockholder meeting, advance notice requirements and action of stockholders by written consent may only be amended with the approval of stockholders holding 66 2/3 percent of our outstanding voting stock;

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  the ability of our stockholders to call special meetings of stockholders is prohibited; and

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  subject to certain exceptions requiring stockholder approval, our board of directors is expressly authorized to make, alter or repeal our bylaws.

        In addition, the provisions in our stockholder rights plan could make it more difficult for a potential acquiror to consummate an acquisition of our company. We are also subject to Section 203 of the Delaware General Corporation Law, which provides, subject to enumerated exceptions, that if a person acquires 15 percent or more of our outstanding voting stock, the person is an "interested stockholder" and may not engage in any "business combination" with us for a period of three years from the time the person acquired 15 percent or more of our outstanding voting stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on management's current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may include statements that relate to:

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  our future revenue, gross margin, earnings, cash flow and cash position;

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  growth of the industry and the size of our served available market;

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  the timing of significant customer orders for our products;

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  customer acceptance of delivered products and our ability to collect amounts due upon shipment and upon acceptance;

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  end-user demand for semiconductors, including the growing mobility electronics industry;

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  customer demand for semiconductor manufacturing equipment, including as a result of greenfield fab plans;

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  our ability to timely manufacture, deliver and support ordered products;

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  our ability to bring new products to market, to gain market share with such products and the overall mix of our products;

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  customer rate of adoption of new technologies;

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  risks inherent in the development of complex technology;

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  the timing and competitiveness of new product releases by our competitors;

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  margins;

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  product development plans and levels of research, development and engineering activity;

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  our ability to align our cost structure with market conditions, including outsourcing plans, operating expenses, and the expected effects, cost and timing of restructurings;

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  tax expenses;

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  excess inventory reserves, including the level of our vendor commitments as compared to our requirements;

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  economic conditions in general and in our industry;

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  the impact of any litigation or investigation on our operating results or financial position;

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  any offering and sale of securities pursuant to our shelf registration statement or otherwise; and

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  the sufficiency of our financial resources to support future operations and capital expenditures.

        Forward-looking statements may be identified by use of terms such as "anticipates," "expects," "intends," "plans," "seeks," "estimates," "believes" and similar expressions, although some forward-looking statements are expressed differently. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from the forward-looking statements and from management's current expectations. Such risks and uncertainties include those set forth in "Risk Factors" in this prospectus supplement and the documents incorporated by reference herein. Our actual results could differ materially from those anticipated by these forward-looking statements. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason. However, readers should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

 USE OF PROCEEDS

        We estimate the net proceeds from the sale of common stock by us in this offering will be approximately $11.0 million (or approximately $12.8 million if the underwriters' over-allotment option is exercise in full) after deducting the underwriting discount and estimated offering expenses payable by us.

        We currently intend to use the net proceeds from the sale of common stock offered by this prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. From time to time, we evaluate potential acquisitions of products, technologies or businesses; however, we do not currently have any agreements with respect to any such material acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

PRICE RANGE OF OUR COMMON STOCK

        Our common stock trades on The NASDAQ Global Select Market under the symbol "MTSN." The following table sets forth the range of high and low closing prices for our common stock as reported on The NASDAQ Global Select Market for the periods indicated.

	High	Low
Year Ended December 31, 2009:
First quarter	$1.42	$0.42
Second quarter	1.56	0.84
Third quarter	2.61	1.11
Fourth quarter	3.60	1.94
Year Ended December 31, 2010:
First quarter	$4.60	$3.05
Second quarter	5.46	3.57
Third quarter	4.10	2.01
Fourth quarter	3.26	2.46
Year Ending December 31, 2011:
First quarter	$2.87	$2.08
Second quarter (through May 10, 2011)	2.42	2.11

        As of May 4, 2011, there were approximately 194 holders of record of our common stock. A substantially greater number of holders of our common stock are in "street name" or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

        The last reported sale price of our common stock on The NASDAQ Global Select Market on May 10, 2011 was $2.22 per share. Past price performance is not indicative of future price performance.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock and have no present plans to pay cash dividends. We intend to retain all future earnings for use in our business.

 DILUTION

        The net tangible book value of our common stock on April 3, 2011 was approximately $58 million, or approximately $1.15 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to the sale by us of 6,800,000 shares of common stock in this offering at the public offering price of $1.80 per share and after deducting the underwriting discount and estimated offering expenses payable by us, our net tangible book value at April 3, 2011 would have been approximately $69.1 million, or $1.21 per share. This represents an immediate increase in net tangible book value of $0.06 per share to existing stockholders and an immediate dilution of $0.59 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share		$1.80
Net tangible book value per share as of April 3, 2011	$1.15
Increase per share attributable to new investors after giving effect to the offering	0.06

Net tangible book value per share after giving effect to the offering		1.21

Dilution in net tangible book value per share to new investors		$0.59

        If the underwriters' over-allotment option is exercised in full to purchase 1,020,000 additional shares of common stock in this offering, based upon the public offering price of $1.80, the net tangible book value per share after giving effect to the offering would be $1.22 per share, the increase in the net tangible book value per share to existing stockholders would be $0.07 per share and the dilution to the new investors would be $0.58 per share.

        The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the offering price per share in this offering or the release of restricted stock units. The foregoing table is based upon 50,304,656 shares outstanding as of April 3, 2011 and excludes the following:

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  6,975,130 shares of our common stock issuable upon the exercise of stock options outstanding as of April 3, 2011, with a weighted average exercise price of $4.75 per share;

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  324,869 shares of our common stock issuable upon the release of restricted stock units outstanding as of April 3, 2011, with a weighted average grant date fair value of $3.53 per share;

  •
  1,543,960 shares of our common stock available for issuance or future grant pursuant to our stock plans as of April 3, 2011; and

  •
  2,883,795 shares of our common stock available for issuance pursuant to our employee stock purchase plan as of April 3, 2011.

UNDERWRITING

        We have entered into an underwriting agreement with the underwriters named below. Needham & Company, LLC is acting as representative of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Needham & Company, LLC	4,420,000
Rodman & Renshaw, LLC	1,190,000
Roth Capital Partners, LLC	1,190,000

Total	6,800,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

        The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.

        We have granted an option to the underwriters to purchase up to 1,020,000 additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown.

        The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriters may offer shares to securities dealers, who may include the underwriters, at that public offering price less a concession of up to $0.06 per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

        The following table shows the per share and total underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Total
	Per Share	No Exercise	Full Exercise
Paid by us	$0.11	$748,000	$860,200

        We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $460,000, which includes approximately $125,000 that we have agreed to reimburse the underwriters for out-of-pocket expenses incurred by them in connection with this offering.

        We have agreed not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. This agreement does not apply to any existing equity compensation plans or the issuance of shares pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this prospectus supplement. Our directors and officers have agreed, subject to certain exceptions, not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Needham & Company, LLC waives, in writing, such an extension.

        In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, referred to as a "naked short position," the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

        Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including "passive" market making transactions as described below.

        These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The NASDAQ Global Select Market, in the over-the-counter market, or otherwise.

        In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock on The NASDAQ Select Global Market immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

  •
  a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

  •
  net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker's average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and;

  •
  passive market making bids must be identified as such.

        Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

        The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.

 LEGAL MATTERS

        Certain legal matters with respect to the legality of our shares of common stock offered by this prospectus supplement will be passed on for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Pillsbury Winthrop Shaw Pittman LLP, San Francisco and Palo Alto, California, is acting as counsel for the underwriters in connection with certain legal matters relating to the shares of common stock offered by this prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

        In this document, we "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus unless superseded by information contained in this prospectus supplement, and later information that we file with the SEC will update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings made by us (excluding any portions of any Current Report on Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and until this offering is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 11, 2011, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 from our Definitive Proxy Statement on Schedule 14A filed on April 8, 2011;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2011, filed on May 6, 2011; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 22, 1994 pursuant to Section 12(b) of the Exchange Act.

        Any statements made in a document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement in this prospectus supplement and accompanying prospectus, or in any other subsequently filed document that is also incorporated by reference herein or therein, modifies or supersedes the statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary (telephone: (510) 657-5900).

PROSPECTUS

$75,000,000

Mattson Technology, Inc.

By this prospectus, Mattson may offer, from time to time:

• Common stock
• Preferred stock
• Depositary Shares
• Warrants
• Debt securities
• Units

        Mattson may offer and sell from time to time, in one or more series or issuances and on terms that Mattson will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "MTSN." We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 30, 2010

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Mattson," "our" and "the Company" refer to Mattson Technology, Inc., a Delaware corporation.

 Mattson Technology, Inc.

Overview

        Mattson Technology, Inc. designs, manufactures, and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits (ICs or chips). Mattson is a leading supplier of plasma and rapid thermal processing (RTP) equipment to the global semiconductor industry, and operates in three primary product sectors: Dry Strip, RTP & Etch. Its dry strip and RTP equipment utilizes innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current and next generation devices. Recently, Mattson has expanded into the adjacent etch market with innovative products targeting high volume dielectric etch applications, and has also been expanding into the millisecond annealing market, a sector of the RTP market.

        Our customer base is diversified geographically and includes foundries, memory and logic device manufacturers. We have a global sales and support organization focused on developing strong, long-term customer relationships to build customer loyalty. We have design and manufacturing centers in the United States, Canada, Germany and Korea. Our customer support organization is headquartered in Fremont, California, with sales and support teams located in China, France, Germany, Japan, Korea, Singapore, Taiwan and the United States.

Corporate Information

        Mattson Technology, Inc. was incorporated in California in 1988 and reincorporated in Delaware in 1997. Our principal executive office is located at 47131 Bayside Parkway, Fremont, CA 94538. Our telephone number is (510) 657-5900. Additional information about Mattson is available on our Website at http://www.mattson.com. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

        We may offer up to $75,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities and units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of the securities we determine to offer.

  Common Stock

        We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

  Preferred Stock and Depositary Shares

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

        Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

  Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

  Units

        We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements typically are identified by use of terms such as "anticipates," "expects," "intends," "plans," "seeks," "estimates," "believes," and similar expressions, although some forward-looking statements are expressed differently. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our industry. Our forward-looking statements may include statements that relate to our future revenue, gross margin, earnings, cash flow and cash position, customer demand, market share, competitiveness, margins, product development plans and levels of research and development (R&D) activity, customer acceptance of our new product lines, market demand for semiconductor devices, outsourcing plans and operating expenses, tax expenses, the expected effects, cost and timing of restructurings, excess inventory reserves, the level of our vendor commitments as compared to our requirements, cost-saving initiatives, and consolidation of operations and facilities, economic conditions in general and in our industry, and the sufficiency of our financial resources to support future operations and capital expenditures. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

        Our actual results could differ materially from those anticipated by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
						Three Months Ended March 28, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges(1)	8x	16x	34x	—	—	—

        The ratio of earnings to fixed charges has been computed on a consolidated basis. "Earnings" consists of net income before income taxes plus fixed charges. "Fixed charges" consist of interest expense plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor.

(1)
Due to our losses in the years ended December 31, 2008, December 31, 2009, and the three months ended March 28, 2010, the ratio coverage was less than 1:1. Additional earnings of $89.8 million, $75.1 million, $10.5 million for the years ended December 31, 2008, December 31, 2009, and the three months ended March 28, 2010, respectively, would have been required to achieve a ratio of 1:1.

        As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation, third amended and restated bylaws and stockholder rights plan. This description is only a summary. You should also refer to our amended and restated certificate of incorporation, third amended and restated bylaws and stockholder rights plan, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 120,000,000 shares of common stock with a $0.001 par value per share, and 2,000,000 shares of preferred stock with a $0.001 par value per share, of which 360,000 shares of preferred stock are designated Series A Preferred Stock. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of April 26, 2010, there were 50,029,526 shares of common stock issued and outstanding, held of record by 195 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of April 26, 2010.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and third amended and restated bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.

Common Stock

        Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "MTSN." The transfer agent and registrar for the common stock is BNY Mellon Investor Services. Its address is P.O. Box 358010, Pittsburgh, PA 15252, and its telephone number at this location is (877) 289-7092.

Preferred stock

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

  •
  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

        We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, the Delaware Anti-Takeover Statute and our Stockholder Rights Plan

        Some provisions of Delaware law and our amended and restated certificate of incorporation and third amended and restated bylaws contain provisions that could make the following transactions more difficult:

  •
  acquisition of us by means of a tender offer;

  •
  acquisition of us by means of a proxy contest or otherwise; or

  •
  removal of our incumbent officers and directors.

        Those provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

  Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws

        Our amended and restated certificate of incorporation and our third amended and restated bylaws provide for the following:

  •
  Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Mattson. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

  •
  Stockholder Meetings.  Our charter documents provide that a special meeting of stockholders may be called only by our board of directors; its chairman, our president or our chief executive officer.

  •
  Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to nomination of candidates for election as directors, the removal of directors and amendments to our certificate of incorporation or bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to the secretary of Mattson prior to the meeting. To be timely, notice must be received by at our principal executive offices not less than 120 calendar days prior in advance of the anniversary date that the our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. The notice must contain information specified in the bylaws.

  •
  Board Classification.  Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

  •
  Limits on Ability of Stockholders to Act by Written Consent.  We have provided in our bylaws that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

  •
  Amendment of Certificate of Incorporation and Bylaws.  The amendment of the above provisions of our charter documents requires approval by holders of at least two-thirds of the voting power of our then outstanding voting stock.

  Delaware Anti-Takeover Statute

        We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

  •
  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

  Stockholder Rights Plan

        The Following is a summary of certain principal terms of the Rights Agreement (the "Rights Agreement"), dated July 28, 2005 between Mattson Technology, Inc. and Mellon Investor Services, LLC (the "Rights Agent"), only and is qualified in its entirety by reference to the Rights Agreement, as amended by Amendment No. 1 thereto, dated January 22, 2007 and Amendment No. 2 thereto, dated July 14, 2008. The Rights Agreement may be further amended from time to time. A copy of the Rights

Agreement was filed with the Securities and Exchange Commission on the Company's current report on Form 8-A12G filed on August 22, 2005. A copy of Amendment No. 1 to the Rights Agreement was filed with the Securities and Exchange Commission on the Company's annual report on Form 10-K filed on March 2, 2007. A copy of Amendment No. 2 to the Rights Agreement was filed with the Securities and Exchange Commission on the Company's current report on Form 8-K filed on July 14, 2008.

        Our board of directors adopted the Rights Agreement intending to protect stockholders from unfair takeover practices. On July 28, 2005, in connection with the Rights Agreement, our board of directors declared a dividend distribution of one Preferred Stock Purchase Right (each a "Right" and collectively the "Rights") for each outstanding share of Common Stock of the Company. The distribution was paid as of August 15, 2005 (the "Record Date") to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Preferred Stock, $0.01 par value (the "Preferred Stock"), at a price of $55.00 (the "Purchase Price").

        Until the earlier to occur of (i) the tenth day following the first date of public announcement by the Company or by a person or group of affiliated or associated persons ("Acquiring Person"), other than (x) the Company or any subsidiary of the Company, including, without limitation, in its fiduciary capacity, any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company or any individual, firm, corporation, partnership, trust or other entity (a "Person") organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan or any Person funding other employee benefits for employees of the Company or any Subsidiary of the Company ("Exempt Person") or (y) a "Grandfathered Person" (as such term is defined in the Rights Agreement) subject to certain conditions as set forth in the Rights Agreement, that such an Acquiring Person has acquired, or obtained the right to acquire, without approval of the board of directors or good faith determination of the board of directors that such a person or group of affiliated or associated persons has inadvertently become an Acquiring Person, beneficial ownership of securities of the Company representing 15% or more of the outstanding Common Stock of the Company (other than solely as a result of a reduction in the outstanding shares of the Common Stock of the Company) or such earlier date as a majority of the board of directors shall become aware of such acquisition of the Common Stock (the "Stock Acquisition Date") (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the tenth business day (subject to extension by the Board prior to the time a person becomes an Acquiring Person) following the commencement of, or public announcement of an intention to commence, a tender or exchange offer by any person (other than by an Exempt Person), the consummation of which would result in the beneficial ownership of 15% or more of the outstanding Common Stock by such person, together with its affiliates and associates (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to all shares of Common Stock that are issued after the Record Date prior to the Distribution Date (or earlier redemption or expiration of the Rights), by certificates representing such shares of Common Stock together with the Summary of Rights attached thereto.

        The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after the Record Date, will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates, with or without the aforesaid legend or the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

        The Rights are not exercisable until the Distribution Date. The Rights will expire upon the earlier of (i) ten years after the date of issuance, or July 27, 2015 or (ii) redemption or exchange by the Company.

        The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such other series). Each share of Preferred Stock will have a preferential cumulative quarterly dividend in an amount equal to the greater of (a) $1,375.00 or (b) 1,000 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $55,000.00 per share, plus accrued dividends to the date of distribution whether or not earned or declared, or (b) an amount per share equal to 1,000 times the aggregate payment to be distributed per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares (in integral multiples of one one-thousandth) of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

        In the event (i) any person becomes an Acquiring Person or (ii) any Acquiring Person or any of its affiliates or associates, directly or indirectly, (1) consolidates with or merges into the Company or any of its subsidiaries or otherwise combines with the Company or any of its subsidiaries in a transaction in which the Company or such subsidiary is the continuing or surviving corporation of such merger or combination and the Common Stock of the Company remains outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of any other person or of the Company or cash or any other property, (2) transfers, in on one or more transactions, any assets to the Company or any of its subsidiaries in exchange for capital stock of the Company or any of its subsidiaries or for securities exercisable for or convertible into capital stock of the Company or any of its subsidiaries or otherwise obtains from the Company or any of its subsidiaries, with or without consideration, any capital stock of the Company or any of its subsidiaries or securities exercisable for or convertible into capital stock of the Company or any of its subsidiaries (other than as part of a pro rata offer or distribution to all holders of such stock), (3) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes to, from or with the Company or any of its subsidiaries, as the case may be, assets on terms and conditions less favorable to the Company or such subsidiary than the Company or such subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party, (4) receives any compensation from the Company or any of its subsidiaries for services other than compensation for employment as a regular or part-time employee, or fees for serving as a director at rates in accordance with the Company's (or its subsidiary's) past practice, (5) receives the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credit or advantage, or (6) engages in any transaction with the Company (or any of its subsidiaries) involving the sale, license, transfer or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks or know-how (or any other intellectual or industrial property rights recognized under any country's intellectual property rights laws) which the Company (including its subsidiaries) owns or has the right to use on terms and conditions not approved by the board of directors of the Company, or (iii) while there is an Acquiring Person, there shall occur any reclassification of securities (including any reverse stock split), any recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or transactions involving the Company or any of its subsidiaries (whether or not involving the Acquiring Person) which have the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries which is directly or indirectly owned or controlled by the Acquiring Person (such events are collectively referred to herein as the "Flip-In Events"), then, and in each such case, each holder of record of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon payment of the then current Purchase Price, in lieu of one one-thousandth of a share of Preferred Stock per outstanding Right, that number of shares of Common Stock having a market value at the time of the transaction equal to the Purchase Price (as adjusted to the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event) divided by one-half the average of the daily closing prices per share of the Common Stock for the thirty consecutive trading days ("Current Market Price") on the date of such Flip-In Event. Notwithstanding the foregoing, Rights held by the Acquiring Person or any Associate or Affiliate thereof or certain transferees will be null and void and no longer be transferable.

        The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with this paragraph such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Market Price of a share of Common Stock. In the event that insufficient shares of Common Stock are available to permit the exercise in full of the Rights in accordance with the foregoing paragraph, the board of directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the "Spread") of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with this paragraph (the "Current Value") over (2) the Purchase Price, and (B) with respect to each Right (other than Rights which have become void pursuant to the foregoing paragraph), make adequate provision to substitute for the shares of Common Stock issuable in accordance with this paragraph upon exercise of the Right and payment of the Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the board of directors to have substantially the same value as the shares of Common Stock, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price); provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. Rights are not exercisable following the occurrence of the events set forth in the foregoing paragraph until the expiration of the period during which the Rights may be redeemed as described below.

        Unless the Rights are earlier redeemed, in the event that following the first occurrence of a Flip-In Event, the Company were to be acquired in a merger or other business combination in which any shares of the Company's Common Stock are exchanged or converted for other securities or assets (other than a merger or other business combination in which the voting power represented by the Company's securities outstanding immediately prior thereto continues to represent all of the voting power represented by the securities of the Company thereafter and the holders of such securities have not changed as a result of such transaction), or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions (such transactions are collectively referred to herein as the "Flip-Over Events"), the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right (other than an Acquiring Person, or affiliates or associates thereof) will from and after such date have the right to receive, upon payment of the then current Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to the Purchase Price divided by one-half the Current Market Price of such common stock.

        No fractional shares of Common Stock will be issued upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a share of Common Stock.

        At any time until the occurrence of a Flip-In Event, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the board of directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

        At any time after the occurrence of a Flip-In Event and prior to the earlier of a Flip-Over Event or such time as any Person (other than an Exempt Person), together with all affiliates and associates, becomes the Beneficial Owner of more than 50% of the Common Stock outstanding, the board of directors of the Company may, at its option, exchange all or any portion of the outstanding Rights (other than Rights held by any Acquiring Person which have become void) for shares of Common Stock on a pro rata basis, at an exchange ratio of one share of Common Stock or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's Preferred Stock having equivalent rights, preferences and privileges) per Right. Immediately upon the ordering of such exchange and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive shares of Common Stock or Common Stock Equivalents pursuant to the exchange. In the event there are insufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights, the Company shall take all actions necessary to authorize additional shares.

        Until the Rights become nonredeemable the Company may, except with respect to the redemption price of the Rights, amend the Rights Agreement in any manner. After the Rights become nonredeemable, the Company may amend the Rights Agreement to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, to shorten or lengthen any time period under the Rights Agreement, or to arrange or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or its affiliates or associates) or cause the Rights to again be redeemable or the Agreement to again be freely amendable.

        Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Rights have certain anti-takeover effects. Under certain circumstances the Rights could cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's board of directors. The Rights Agreement may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though such takeover could offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and could be favored by a majority of our stockholders.

DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

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  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

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  the initial deposit of the preferred stock;

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  the initial issuance of the depositary shares;

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  any redemption of the preferred stock; and

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  all withdrawals of preferred stock by owners of depositary shares.

        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

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  refuse to transfer depositary shares;

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  withhold dividends and distributions; and

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  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

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  written advice of counsel or accountants;

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  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

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  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

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  the title of the debt warrants;

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  the offering price for the debt warrants, if any;

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  the aggregate number of the debt warrants;

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  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

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  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

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  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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  the dates on which the right to exercise the debt warrants will commence and expire;

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  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution provisions of the debt warrants, if any;

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  the redemption or call provisions, if any, applicable to the debt warrants;

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  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

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  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of warrants;

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  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

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  the dates on which the right to exercise the warrants shall commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution provisions of the warrants, if any;

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  the redemption or call provisions, if any, applicable to the warrants;

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  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

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  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

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  to vote, consent or receive dividends;

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  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of us.

DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words "we," "us," "our" or "the Company" refer only to Mattson Technology, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

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  whether the debt securities are senior or subordinated;

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  the offering price;

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  the title;

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  any limit on the aggregate principal amount;

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  the person who shall be entitled to receive interest, if other than the record holder on the record date;

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  the date or dates the principal will be payable;

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  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

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  the place where payments may be made;

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  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

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  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and discharge; defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated debt securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and paying agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  (1)
  we fail to pay principal of or any premium on any debt security of that series when due;

  (2)
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  (3)
  we fail to deposit any sinking fund payment when due;

  (4)
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

  (5)
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated debt securities."

        Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities;

  •
  providing for a successor trustee or additional trustees;

  •
  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus;

  •
  curing any ambiguities or inconsistencies;

  •
  providing for guaranties of, or additional obligors on, the securities;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and discharge; defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

  •
  all of our obligations for money borrowed;

  •
  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

  •
  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

    •
    as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

  •
  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

  •
  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

  •
  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

 DESCRIPTION OF THE UNITS

        We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material federal income tax considerations, if applicable; and

  •
  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Website at http://www.mattson.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 5, 2010, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 from our Definitive Proxy Statement on Schedule 14A filed on April 9, 2010;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, filed on April 30, 2010;

  •
  our Current Reports on Form 8-K filed on January 29, 2010, June 8, 2010 and June 10, 2010; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on September 22, 1994 pursuant to Section 12(b) of the Exchange Act.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

        Requests for such documents should be directed to:

    Mattson Technology, Inc.
    Attn: Corporate Secretary
    47131 Bayside Parkway
    Fremont, California 94538
    (510) 657-5900

        You may also access the documents incorporated by reference in this prospectus through our Website at http://www.mattson.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

6,800,000 Shares

PROSPECTUS SUPPLEMENT

Needham & Company, LLC

Rodman & Renshaw, LLC

Roth Capital Partners

May 11, 2011